Duplicate
                  Contract of Permission for Operating Business
                    Selling Souvenirs and Miscellaneous Items
                         in Domestic Passenger Terminal
                          Bangkok International Airport


                                                          Contract No. 6-10/2543


This contract is made at the Airports Authority of Thailand on 9 November 2000, between the Airports Authority of Thailand, represented by Flight Lieutenant Usar Borisuth, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called "AAT" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0014573 dated 7 September 2000, issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Operator" of the other part.

AAT and the Operator agree as follows :

1.       Business Operation

         AAT agrees to grant a permission and the Operator agrees to receive the permission for operating business of selling souvenirs and miscellaneous items to the passengers and the service users in the Domestic Passenger Terminal, the Bangkok International Airport, under the terms and conditions of this contract, for a period of three years, from 18 March 2000 to 17 March 2003.

2.       Fee, Remuneration, Taxes/Duties, Other Expenses & Method of Payment

         2.1 The Operator agrees to pay the fee for entering into the contract, and the remuneration for receiving permission for operating business of selling souvenirs and miscellaneous items, under this contract, to AAT, as follows:

                  2.1.1 The fee for entering into the contract, Baht 5,000.00 (Five Thousand Baht Only), not including the value added tax;

                  2.1.2 The Operator agrees to pay the remuneration for receiving permission for operating the business of selling souvenirs and miscellaneous items under this contract to AAT, on monthly basis, in advance and by the 5th of every month, as follows :

                           Year 1, from 18 March 2000 to 17 March 2001, Baht 1,060,500.00 (One Million Sixty Thousand Five Hundred Baht Only);

                           Year 2,  from 18 March  2001 to 17 March  2002,  Baht
                           1,113,525.00   (One  Million  One  Hundred   Thirteen
                           Thousand Five Hundred Twenty-Five Baht Only); and

                           Year 3, from 18 March 2002 to 17 March 2003, Baht 1,169,201.25 (One Million One Hundred Sixty-Nine Thousand Two Hundred and One Baht Twenty-Five Satang).

                           The monthly remuneration that the Operator has agreed to pay AAT under this clause has not included the value added tax, which the Operator has the duty to pay at the rate stipulated by law.

         2.2 The Operator agrees to be responsible for payment of the taxes and/or other expenses related to the business operation under this contract at the rates stipulated by law and/or set forth in directives of AAT.

         2.3 All payment under this contract shall be made at Finance Division, Finance Department, of AAT. After the Operator has made payment to AAT, a receipt shall be issued to the Operator as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of AAT or the designated person, jointly with the cashier of Finance Division, Finance Department, of AAT or the designated person who must be a financial staff of AAT.

                  If the Operator is in default of any payment under this contract, the Operator consents to pay penalty to AAT at a rate of 1.5 percent (one point five) per month of the outstanding amount. A fraction of month shall be counted as one month.

                  The Operator agrees that this clause is a separate part, and without prejudice to the right of AAT to terminate this contract and claim for damages.

3.       Duties and Responsibilities of the Operator

         3.1 In operating the business under this contract, the Operator agrees to invest in decoration of the premises which shall be attractive and modern as well as acquiring articles and equipment at the Operator's own expense.

         3.2 The Operator shall not transfer the business under this contract or permit a third party to operate the business, either in part or in whole, unless a written permission has been obtained from AAT first.

         3.3 The Operator shall operate the business under this contract with expertise, caution and competence in accordance with the standards of this type of business, whereby the Operator shall take into consideration AAT's reputation and image.

         3.4 The Operator shall not use the word "Airports Authority of Thailand," "AAT" or other word concerning with AAT or the logo of the Airports Authority of Thailand as trading name, characteristics or logo of the Operator's business or juristic person name, to such an extent that it would be mistaken as the business of AAT.

         3.5 The Operator must sell every item of merchandise at the same price and quality as those being sold in the same type of shops located in the leading department stores in Bangkok Metropolis.

                  If AAT finds that the Operator is selling overpriced merchandise than stipulated under this clause, a daily fine shall be imposed at 100 times of the overpriced merchandise, from the date of discovery to the date on which the selling price shall be adjusted to the same as those being sold in the same type of shops located in the leading department stores in the Bangkok Metropolis area. If the Operator fails to take corrective action and AAT has issued three written warnings, AAT reserves the right to immediately terminate this contract. Thereby, the Operator shall not sue AAT for damages.

         3.6 The Operator shall have price tags of the merchandise visibly displayed and in Baht only.

         3.7 In case the Operator receives payment in foreign currencies, the prevalent daily exchange rates of the bank in the International Passenger Terminal, the Bangkok International Airport, shall apply accordingly. The currencies exchange rates shall be visibly displayed.

         3.8 The Operator shall submit written price lists of the merchandise to AAT 15 days before opening the business. The Operator shall notify AAT in writing of any change of the merchandise item or price on every occasion.

         3.9 Should there be any complaint regarding price or quality of merchandise, AAT reserves the right to order the Operator to adjust the price and improve the quality as deemed appropriate. In this respect, AAT's decision shall be final.

         3.10 If the Operator has other income, in terms of advertisement, such advertisement must concern the merchandise being sold in the shop only and a written permission must be obtained from AAT first.

         3.11 AAT reserves the right to specify the types of merchandise or notify the Operator to refrain from selling the types of merchandise AAT deems inappropriate, with which the Operator shall strictly comply.

         3.12 The Operator shall open the business selling the merchandise under this contract on daily basis, whereby close of business on any day is not permitted. The business hours shall be at least 06.00 - 24.00 hrs. daily.

                  If the Operator wishes to change the business hours, a written permission must be obtained from AAT on every occasion.

         3.13 The Operator must have seasonal merchandise available as informed by AAT from time to time.

         3.14 The souvenirs and miscellaneous items shall be made in Thailand products, or those made abroad with permission for sale in Thailand. Their quality must be as good as the same types of souvenirs and miscellaneous items being sold in the leading department stores of Thailand.

         3.15 The prohibited merchandise in the premises are illegal souvenirs and miscellaneous items, souvenirs and miscellaneous items not being allowed for hand-carry onto airplane, food, snack and all kinds of drink, including alcoholic beverages.

         3.16 The Operator shall arrange to have compact boxes or packages for containing souvenirs and miscellaneous items which are suitable for hand carry onto an airplane.

         3.17 The Operator shall not place any advertising board in the premises, unless a written permission has been obtained from AAT.

         3.18 The Operator shall oversee to ensure that every staff and employee of the Operator shall dress properly, with the name tag as endorsed by AAT, and that they shall strictly comply with the regulations, directives and instructions of AAT; in case of any violation thereof, the Operator consents AAT to proceed as AAT deems appropriate.

         3.19 In operating the business under this contract, if any damage occurred to the property or reputation of AAT, by an act of the Operator or the person whom the Operator has appointed, assigned, hired or requested to perform the works of the Operator, the Operator shall be responsible for compensation of such damage.

         3.20 The Operator shall facilitate AAT staff members, who have been appointed and assigned to oversee the Operator's business under this contract, to inspect the business premises, merchandise, selling prices and the relevant documents, as well as auditing the Operator's books of accounts.

         3.21 The Operator shall comply with the laws related to the business operation under this contract, whether those existed before or to be enacted at a later date.

         3.22 AAT reserves the right to make any addition and/or amendment of the terms and conditions of the contract as deemed beneficial to AAT, without having to give an advance notice, for which the Operator shall comply accordingly.

         3.23 The Operator shall be responsible for any damage occurred in the Bangkok International Airport due to the Operator's business in the Bangkok International Airport, and shall make compensation for any damage due to lack of income of AAT as well.

4.       Performance Guarantee

         In entering into this contract, the Operator has submitted the Letter of Guarantee No. L 43-1111 dated 24 October 2000, issued by Bangkok Metropolitan Bank Public Company Limited, for Baht 7,716,729.00 (Seven Million Seven Hundred Sixteen Thousand Seven Hundred Twenty-Nine Baht
         Only), to AAT as performance guarantee. AAT shall return the said Letter of Guarantee after the Operator has been relieved from all obligations under this contract.

5.       Termination of Contract

         5.1 During the period of this contract, if AAT wishes to terminate the contract prior to the expiration date under Clause 1, AAT is entitled to do so; provided that a written notice must be given to the Operator at least 30 days in advance. Thereby, the Operator agrees not to sue or claim for damages from AAT.

                  In case the Operator wishes to terminate this contract prior to the expiration date under Clause 1, the Operator is entitled to do so; provided that a written notice must be given to AAT at least 90 days in advance, and that the Operator has no outstanding payment to AAT.

         5.2 If there is any reasonable grounds to believe that the Operator shall not be able to operate the business successfully, or the Operator is in breach of any clause herein, AAT is entitled to terminate this contract and permit a third party to operate the business under this contract thereafter; thereby the Operator shall be subject to indemnity to AAT as well.

         5.3 Each and every clause of this contract is deemed essential. If it appears that the Operator acts or omits to act in violation of or non-compliance with any clause herein, or becomes bankrupt, AAT is entitled to immediately terminate this contract, claim for damages and forfeit the performance guarantee.

This contract is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.

                                       (Seal of King Power Tax Free Co., Ltd.)

               AAT                                       The Operator

            - signed -                                    - signed -
 (Flight Lieutenant Usar Borisuth)                (Mr. Viratana Suntaranond)


             Witness                                        Witness

            - signed -                                     - signed -
       (Mr. Krit Phakhakit)                    (Miss Sarinthon Chongchaidejwong)

(Revenue Stamps)
                                       -----------------------------------------
                                       Upon expiration or release of obligation,
                                       please return it to the Bank.
                                       -----------------------------------------

                BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED
                  No. 2 Chaloem Khet 4 Road, Bangkok Metropolis
                              Tel. 2230561, 2259999
                                                               L/G No. L 43-1111
                               Letter of Guarantee

                                                         24 October 2000

We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chaloem Khet 4 Road, Thepsirin Sub-district, Pom Prap Sattru Phai District, Bangkok Metropolis, hereby issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has received a permission to operate the business of selling merchandise and souvenirs in the Domestic Passengers Terminal, the Bangkok International Airport, according to the Contract No. 6-10/2542 entered with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 7,716,729.00 (Seven Million Seven Hundred Sixteen Thousand Seven Hundred Twenty-Nine Baht Only).

2. By means of this letter, Bangkok Metropolitan Bank Public Company Limited, guarantee that if King Power Tax Free Co., Ltd. fails to comply with the contract or is in breach of any clause of the said contract, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Tax Free Co., Ltd., Bangkok Metropolitan Bank Public Company Limited shall pay an amount not exceeding Baht 7,716,729.00 (Seven Million Seven Hundred Sixteen Thousand Seven Hundred Twenty-Nine Baht Only) to the Airports Authority of Thailand on behalf of King Power Tax Free Co., Ltd.

This Letter of Guarantee is valid from 18 March 2000 to 17 March 2003, after which Bangkok Metropolitan Bank Public Company Limited shall be relieved from the responsibility or obligation as indicated herein. As evidence of this guarantee, Bangkok Metropolitan Bank Public Company Limited hereunder sign our names in the presence of witnesses.

              For Bangkok Metropolitan Bank Public Company Limited

          - signed -         Guarantor             - signed -          Guarantor

 (Mr. Phaisan Sinlapasophon)                (Mr. Chukiat Prathipthong)
 Acting Director, Credit and                Assistant Managing Director
     Security Department
          - signed -         Witness                - signed -         Witness
   (Mr. Praphat Ungcharoen)                (Miss Suwari Sinthuphuthikun)